EXHIBIT 4
                                                                     Page 1 of 2
                                CSW CREDIT, INC.
                  AVERAGE MONTHLY ACCOUNTS RECEIVABLE BALANCES
                              USING 50% RESTRICTION
                                   (thousands)



                           Twelve Months       Twelve Months     Twelve Months
                              Ended                Ended             Ended
                         January 31, 1999    February 28, 1999  March 31, 1999
                         ----------------    -----------------  ----------------
   AFFILIATES
------------------
CPL                         $ 127,942            $ 130,095          $ 132,500
PSO                            82,662               83,068             83,111
SWEPCO                         98,225               98,586             99,262
WTU                            47,705               47,449             46,842
                         ----------------   ------------------  ----------------

       Total Affiliates:   $  356,534            $ 359,198          $ 361,715
                         ================   ==================  ================

 NON-AFFILIATES
------------------
TX-NM POWER                $   52,464            $  52,393          $  52,630
 Reliant HLP                  441,469              444,179            447,201
                         ----------------   ------------------  ----------------
                           $  493,933            $ 496,572          $ 499,831

                         ----------------   ------------------  ----------------
 Reliant HLP Receivables
  sold to third parties             0                    0                  0
                         ----------------   ------------------  ----------------
   Total Non-Affiliates:   $  493,933            $ 496,572          $ 499,831
                         ================   ==================  ================

Over/(Under) 50%
  Restriction              $  137,399            $ 137,374          $ 138,116
                         ================   ==================  ================



                  AVERAGE MONTHLY ACCOUNTS RECEIVABLE PURCHASES
                        USING TEMPORARY RELIEF PROVISIONS
                                   (thousands)



                           Twelve Months       Twelve Months     Twelve Months
                              Ended                Ended             Ended
                         January 31, 1999    February 28, 1999  March 31, 1999
                         ----------------    -----------------  ----------------
   AFFILIATES
OTHER NON-AFFILIATES:
      TX-NM POWER          $   47,281            $  46,229          $  46,621
Temporary Relief Provision    100,000              100,000            100,000
                         ---------------     -----------------  ----------------

Over/(Under) Temporary
  Relief Provision         $  (52,719)           $ (53,771)         $ (53,379)
                         ================   =================   ================

Reliant HLP                $  361,291            $ 365,163          $ 365,753
-----------
Temporary Relief
  Provision                   450,000              450,000            450,000
                         ----------------   -----------------   ----------------
Over/(Under) Temporary
 Relief Provision         $   (88,709)           $ (84,837)         $ (84,247)
                         ================   =================   ================

                                                                       EXHIBIT 4
                                                                     Page 2 of 2

                                CSW CREDIT, INC.
                               BAD DEBT WRITE-OFFS
                                   (thousands)



                          January 31, 1999   February 28, 1999    March 31, 1999
                          ----------------   -----------------   ---------------

 NON-AFFILIATES
------------------
TX-NM POWER                  $    265             $    181          $       153
Reliant HLP                     1,119                1,093                1,188
                          ----------------   -----------------   ---------------

  Total Non-Affiliates:      $  1,384             $  1,274          $     1,341
                          ================   =================   ===============